SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2003

ATLAS MINERALS INC.

(Exact Name of Registrant as Specified in Its Charter)

            COLORADO

         1-02714                                                     84-1533604

(State or other jurisdiction of

(Commission

(I.R.S. Employer

incorporation or organization)

File Number)

(Identification No.)

Suite 205, 10920 West Alameda Avenue, Lakewood, CO.                                                     80226

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: 303-306-0823

                                NOT APPLICABLE

                                         (Former Name or Former Address, if Changes Since Last Report)

ITEM 5.

OTHER EVENTS

Atlas Minerals Inc. announced a plan for Atlas Minerals Inc. to spin-off to its shareholders its approximately 28.2% interest in APMI.  The spin-off will be in the form of a dividend with a record date of September 5, 2003 (“Record Date”).

Under the spin-off, the Company will distribute to its shareholders as a dividend all of the shares of APMI common stock held by the Company.  Based on the Company’s outstanding shares at July 31, 2003, each share of Atlas Minerals stock would receive one APMI share.  The above notwithstanding, the actual distribution ratio could be lower as it will be determined based upon the number of shares outstanding as of the record date for the dividend.

See Press Release attached as Exhibit 99.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ATLAS MINERALS INC.

(Registrant)

Date: December 1, 2003

By

/s/ Gary E. Davis

Gary E. Davis

Corporate Secretary